LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 1st day of October, 2010, by and between:

JPF VENTURE FUND 1, LP, a Pennsylvania limited partnership, with a registered address of 800 South Queen Street, Lancaster, PA 17603 (hereinafter “Landlord”)

and

OCEES INTERNATIONAL, INC., a Hawaii corporation, and OCEAN THERMAL ENERGY CORPORATION, a Delaware corporation (hereinafter “Tenants”).

WITNESSETH:

1.             GRANT AND PREMISES. In consideration of the payment of rent and the performance of the covenants and agreements herein contained, for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Landlord hereby leases to Tenants and Tenants hereby lease from Landlord that certain real estate, together with the improvements erected thereon (“Improvements”) in Lancaster County, Pennsylvania, and more particularly described as 800 South Queen Street, Lancaster, PA 17603 (the “Premises”).

2.             TERM. The term of this Lease (the “Term”) shall commence on October 1, 2010 (the “Commencement Date”) and shall end at midnight on the last day of the month containing the fifth (5th) anniversary of the Commencement Date unless the Commencement Date is the first day of a month, in which case, on the last day of the month prior to the fifth (5th) anniversary of the Commencement Date. In addition, the Term may be extended for two (2) additional five (5) year terms if Tenants are not then in default of this Lease, and if the Lease is not terminated by either party by delivering sixty (60) days written notice to the other party prior to the expiration of the initial term or any renewal thereof (the renewal option shall hereinafter be referred to as a “Renewal Term”). In a Renewal Term, all the terms and conditions of this Lease shall continue in full force and effect, except that the rent during the Renewal Term shall be adjusted as provided in this Lease.

3.             RENT.

(a)           Basic Rent. Tenants shall pay to Landlord as rent hereunder (“Basic Rent”) as follows:

(1)           During the initial Term, the amount of One Hundred Twenty Thousand ($120,000.00) Dollars per year, payable in equal monthly installments of Ten Thousand ($10,000.00) Dollars on or before the first day of each month;

(2)           Thereafter, for any Renewal Term, Landlord has the right to increase the Basic Rent by a reasonable amount relative to the economic circumstances of the area.

Tenants shall pay the Basic Rent in advance in equal monthly installments on the first day of each and every month during the Term of this Lease without demand, offset, reduction, or abatement. All other amounts due from Tenants to Landlord hereunder shall hereinafter be referred to as “Additional Rent” (Additional Rent, together with Basic Rent, being hereinafter referred to as “Rent”).

(b)           Late Charges. In the event that Tenants fail to make any payment of Rent due hereunder within ten (10) days of the date due, Tenants shall pay a late charge of five (5%) percent of the amount being paid late, not as a penalty but as compensation to Landlord for the additional cost of collection.

(c)           Rent Prorations. In the event that the Commencement Date is other than the first day of a calendar month or in the event that the Term of this Lease terminates on other than the last day of a calendar month, then the Basic Rent for the portion of that month shall be prorated based upon the actual number of days of that month contained within the Term.

4.             USE. Tenants shall use the Premises only as Tenants’ commercial head-quarters and for no other purpose. Tenants may not use the Premises for any purpose other than that stated in this Section 4 without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

5.             COMPLIANCE WITH LAWS. Tenants covenant and agree to comply with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders, and requirements relating to Tenants’ use and occupancy of the Premises. Tenants further covenant and agree to permit nothing to be done in, on or concerning the Premises which would invalidate, conflict with, or increase the premiums for fire, casualty, or liability insurance covering the Premises.

6.             ENVIRONMENTAL PROVISIONS.

(a)           Environmental Definitions. The term “Hazardous Materials” shall mean any product, co-product, substance, material, waste, gas, PCBs or particulate matter which is regulated by any local government authority, the Commonwealth of Pennsylvania, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a “Hazardous Waste,” “Hazardous Material,” “Hazardous Substance,” Extremely Hazardous Waste,” “Restricted Hazardous Waste,” “Regulated Substance,” “Pollutant,” “Contaminant,” “Residual Waste,” or similar label under any provision of federal or Pennsylvania Law; (ii) Petroleum, or any fraction thereof; (iii) asbestos; (iv) polychlorinated biphenyl; (v) radioactive material; (vi) designated as a “hazard substance” pursuant to the Clean Water Act; (vii) defined as “hazardous substance,” “Pollutant or Contaminant,” or “Petroleum, or any fraction thereof, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act. The term “Environmental Laws” shall mean all statutes specifically described in the foregoing sentence and all federal, state, and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders, decrees, and common law actions regulating, relating to, or imposing liability or standards concerning or in connection with Hazardous Materials.

(b)           Environmental Representations, Warranties, and Covenants. Tenants covenant that it has not brought and shall not bring, keep, or permit to be brought or kept in or on the Premises any flammable, explosive, or other dangerous materials including, without limitation, any materials that are regulated as Hazardous Materials under any federal, state, or local environmental law, rule, or regulation; provided, however, that Tenants may permit any such materials to be kept on the Premises so long as the same are kept and stored and disposed of in accordance with all applicable Environmental Laws.

In the event that Tenants receive any notice of:

(1)           The happening of any event involving the spill, discharge, or cleanup of any hazardous or toxic waste or material, including any petroleum product, on or about the Premises (individually, a “Hazardous Discharge”); or

(2)           Any complaint, order, citation, or notice with regard to air emissions, water discharges, or noise emissions under any Environmental Law (individually, an “Environmental Complaint”) from any person or entity including, without limitation, the Pennsylvania Department of Environmental Protection (“DEP”), the United States Environmental Protection Agency (“EPA”), or the United States Army Corps of Engineers (the “Corps”), then Tenants shall immediately give written notice thereof to Landlord and shall promptly comply with its obligations under law with regard to such Hazardous Discharge or Environmental Complaint.

(c)           Tenants’ Environmental Indemnity. Tenants agree to indemnify, defend, and hold harmless Landlord and its successors and assigns from and against any and all debts, liens, claims, causes of action, administrative orders and notices, costs (including, without limitation, response and/or remedial costs), personal injuries, losses, damages, liabilities, demands, interests, fines, penalties and expenses (including reasonable attorneys’ fees and expenses, consultants’ fees and expenses, technical and legal investigation fees and expenses, court costs, and all other out-of-pocket expenses), suffered or incurred by Landlord, its successors and assigns, as a result of any matter, condition, or state of facts involving Environmental Laws or Hazardous Materials shown to be caused by Tenants during the Term or any Renewal Term (or through Tenants’ prior occupancy) and which fail to comply with (i) Environmental Laws or (ii) any common law theory of liability, regardless of whether or not Tenants had knowledge of same.

7.             ALTERATIONS, ADDITIONS, AND MODIFICATIONS.

(a)           Alterations, Additions, and Modifications. Neither Tenants nor Landlord shall make any alterations, changes, improvements, repairs, replacements, or additions to the Premises without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. Tenants may remove its trade fixtures, furniture, and equipment not attached to the Premises at any time or upon the expiration of the Term, if Tenants are not then in default of this Lease, provided that Tenants shall repair promptly any and all damage caused by such removal.

(b)           Mechanics’ Liens. Tenants have no authority to encumber the Premises with any lien including, but not limited to, mechanics’ and materialmen’s liens. Tenants shall not suffer or permit any such lien to exist. Should any such lien hereafter be filed, Tenants shall promptly discharge the same at its sole cost.

8.             REAL ESTATE TAXES.

(a)           Tenants to Pay. Tenants shall pay, no later than ten (10) days prior to the date upon which the same become delinquent, all real estate taxes (county, municipal, and school district), and general and special assessments (including sewer and water rentals and charges, trash, street lights, etc.) which are assessed against the Premises, along with any lienable item of a similar nature assessed or imposed by any governmental entity during the Term of this Lease. Upon request, Tenants shall provide Landlord with evidence of payment of such real estate taxes and assessments.

(b)           Proration. Tenants’ liability for such real estate taxes, charges, and assessments shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Term at its commencement and at its expiration or termination.

(c)           Landlord’s Right to Pay at Tenants’ Cost. If Tenants fail to pay any such real estate taxes or assessments that it is obligated to pay pursuant to this Section 8 within the time period specified in Subsection 8(a), Landlord may pay such real estate taxes or assessments, as the case may be, together with the interest and penalties thereon, and the amount so paid shall be considered Additional Rent due and in arrears.

(d)           Right to Contest. Tenants may contest taxes that it is obligated to pay and make application for the reduction thereof, or of any assessment upon which the same may be based, and Landlord agrees, at the request of Tenants, to execute or join in the execution of any instruments or documents reasonably necessary in connection with such contest or application. If Tenants shall contest the amount or legality of any such real estate taxes or assessments, or make application for the reduction thereof or of any assessment upon which the same may be based, the time within which Tenants shall be required to pay the same shall be extended until such contest or application shall have been finally determined. Tenants agree that it will prosecute any such contest or application with due diligence and that it will, within thirty (30) days after final determination thereof, pay the amount of any such real estate taxes or assessments which may have been the subject of such contest or application as so determined, together with any interest and penalties, costs and charges which may be payable in connection therewith.

9.             REPAIR AND MAINTENANCE. Tenants, at its own cost and effort, represent and warrant that for the duration of the lease term that the following items of the Premises will continue to be kept in good working order and repair (unless repairs or maintenance are caused by defects in the original installation or construction of the facilities and all improvements to the Premises): hot water, heating, air conditioning, plumbing, and electrical systems. Tenants will make, at its own cost and efforts, any and all repairs of a structural nature to said improvements including, but not limited to, the roof (except to the extent that damage to the roof is caused by the negligence of Landlord), exterior walls, and foundation walls; and Tenants will also make, at its own costs and effort, any non-structural repairs (except those made necessary by defects in construction) as well as the maintenance of the driveways and parking lots. If the repairs required to be made by Tenants are not completed within a reasonable time after request for such repair by Landlord, Landlord shall have the option to make such repairs after first giving Tenants fifteen (15) days’ notice of its intention to do so, and any amounts expended by virtue thereof shall be added to or subtracted from the next month’s rent in the full amount of the expenditures.

Tenants, during the term of this Lease, shall at its own expense, maintain and repair when needed all of the mechanical equipment (HVAC system), including but not limited to heating and air conditioning units, plumbing, and electrical units, in a good condition and good state of repair. Further, Tenants shall maintain a service contract on the HVAC system with a reputable heating and air conditioning contractor, providing for regular routine maintenance, changing of filters, and lubricating the HVAC system, or if it does not maintain a service contract, it shall provide to Landlord evidence that it has had the HVAC system inspected and serviced at least twice during each calendar year.

Tenants shall keep the Premises free and clear of rodents, bugs, and vermin, and Tenants shall use, at its cost, and at such intervals as Landlord shall reasonably require, a reputable pest extermination contractor to provide extermination services in the Premises.

Tenants shall keep the Premises and adjacent common areas orderly, neat, clean, and free from rubbish and trash at all times and to permit no refuse to accumulate around the exterior of the Premises. Trash shall be stored in a sanitary and inoffensive manner inside the Premises or in screened areas approved by Landlord, and Tenants shall cause the same to be removed at reasonable intervals.

10.           INSURANCE.

(a)           Hazard/Property Insurance. Tenants shall insure the Premises against fire and other casualties (with extended coverage) at the replacement cost of the Improvements (including any additions, alterations, or modifications to the Improvements) with an insurer authorized to transact business within the Commonwealth of Pennsylvania and reasonably acceptable to Landlord and any mortgagees of Landlord. The policy shall name Landlord and any mortgagees of Landlord as loss payees thereunder and shall provide such coverages and contain such endorsements as Landlord and any mortgagees of Landlord may reasonably require from time to time. The policy of insurance shall provide that it will not be canceled without at least thirty (30) days prior written notice to Landlord.

(b)           Liability Insurance. Tenants shall carry public liability insurance with an insurer authorized to transact business in the Commonwealth of Pennsylvania (which policy may be an umbrella policy) and reasonably acceptable to Landlord, with a limit of liability of not less than $1,000,000.00 per person and $3,000,000.00 per occurrence and property damage liability of not less than $1,000,000.00. Each policy shall name Landlord and any mortgagees of Landlord as additional insureds thereunder and shall provide such coverages and contain such endorsements as any mortgagee of Landlord may reasonably require from time to time.

(c)           Tenants’ Insurance. Tenants shall maintain, at its expense, fire and extended coverage insurance on all of its personal property located in, at or on the Premises including, without limitation, all removable trade fixtures, furniture, and equipment.

11.           UTILITIES. Tenants shall pay all charges for utilities of any kind relating to the Premises.

12.           DESTRUCTION OF IMPROVEMENTS LOCATED ON PREMISES.

(a)           Obligation to Reconstruct. If the Improvements are damaged by fire, the elements, accident, or other casualty such that no more than fifty (50%) percent of the area of the Improvements is destroyed or no more than fifty (50%) percent of the total value of the Improvements is destroyed, then Landlord shall have the obligation to reconstruct the Premises and the Improvements substantially as they existed on the Commencement Date. Landlord shall proceed diligently with the reconstruction of the Improvements and the Premises. During such period of reconstruction, Rent hereunder shall abate in proportion to the area of the Improvements rendered unfit for occupancy, in Tenants’ reasonable judgment.

(b)           Option to Reconstruct. If the Improvements are damaged by fire, the elements, accident, or other casualty such that in excess of fifty (50%) percent of the area of the Improvements is destroyed or in excess of fifty (50%) percent of the total value of the Improvements is destroyed, then either Landlord or Tenants may, at their option, terminate this Lease by written notice to the other, in which event neither Landlord nor Tenants shall have any further liability hereunder from the date of such notice. In the event that neither Landlord nor Tenants elect to terminate this Lease as aforesaid, Landlord shall cause the damage to be repaired as provided in Subsection 12(a) of this Lease and the Rent shall abate during such period of reconstruction in proportion to the area of the Improvements rendered unfit for occupancy. The parties shall make their election as provided in this Subsection 12 (b) within thirty (30) days following the casualty.

13.           EMINENT DOMAIN.

(a)           Total Taking. In the event that the entire Premises, or so much of the Premises so that the Improvements and the Premises, in the reasonable judgment of Tenants, cannot be reconstructed as an economically viable project, is taken or condemned pursuant to the power of eminent domain, or by purchase in lieu thereof, this Lease shall terminate on the date of the vesting of title in the condemnor and neither Landlord nor Tenants shall have any further liability hereunder from such date.

(b)           Partial Taking. In the event that part, but not all of the Premises is taken or condemned pursuant to the power of eminent domain, or by purchase in lieu thereof, so that in the reasonable judgment of Tenants the Improvements and the Premises cannot be reconstructed as an economically viable project, this Lease shall terminate on the date of the vesting of title in the condemnor and neither Landlord nor Tenants shall have any further liability hereunder from such date.

(c)           Temporary Taking. In the event of a temporary taking of the Premises pursuant to the power of eminent domain, that negatively impacts upon Tenants’ ability to use the Premises for their intended purpose, this Lease shall not be terminated thereby but Rent shall abate in proportion to the area taken during the period of the taking. In exchange for abatement of Tenants’ Rent, all compensation payable for the temporary taking shall be the sole property of Landlord.

14.           SUBORDINATION AND ATTORNMENT. This Lease shall be subject and subordinate to the lien of any mortgages which may now or hereafter be placed upon the Premises by Landlord; provided, however, that such subordination shall permit Tenants to occupy the Premises under the terms of this Lease so long as Tenants are not in default hereunder. Tenants agree to attorn to any purchaser at foreclosure sale or by deed in lieu thereof. Landlord may obtain a subordination and nondisturbance agreement, in form and content acceptable to Tenants, from all present and future lenders holding a security interest in or having a mortgage upon the Premises.

15.           ASSIGNMENT, SUBLETTING, AND TRANSFERS. Tenants shall not assign this Lease or sublet any or all of the Premises without the prior written consent of Landlord, which consent shall neither be unreasonably withheld or delayed; provided, however, that notwithstanding any such assignment or sublease, Tenants shall remain primarily liable under this Lease and shall not be released by such assignment or sublease.

16.           EVENTS OF DEFAULT; REMEDIES.

(a)           Events of Default.

(i)           Default by Tenants. Each of the following shall, if not cured within the time periods prescribed herein, constitute an event of default by Tenants:

(1)           Basic Rent, Additional Rent, or any other Rent is not paid within ten (10) days of when due;

(2)           Tenants fail to comply with any term, provision, covenant, or condition of this Lease;

(3)           Tenants fail or are unable to pay its debts generally as they become due; transfer property in fraud of its creditors; make an assignment for the benefit of its creditors; seek the appointment of a receiver or trustee for Tenants’ assets or file for protection under Title 11 of the United States Code (or any statute in replacement or substitution therefor) or any similar state law; and

(4)           A receiver or trustee is appointed for Tenants’ assets on the application of a third party or an involuntary petition in bankruptcy is filed against Tenants, in each such case when the same remains undismissed for a period of sixty (60) days.

(ii)           Default by Landlord. Each of the following shall, if not cured within the time periods prescribed herein, constitute an event of default by Landlord:

(1)           Landlord fails to comply with any term, provision, covenant, or condition of this Lease;

(2)           Landlord fails or is unable to pay its debts generally as they become due; transfers property in fraud of its creditors; makes an assignment for the benefit of its creditors; seeks the appointment of a receiver or trustee for Landlord’s assets or files for protection under Title 11 of the United States Code (or any statute in replacement or substitution therefor) or any similar state law; and

(3)           A receiver or trustee is appointed for Landlord’s assets on the application of a third party or any involuntary petition in bankruptcy is filed against Landlord, in each such case when the same remains undismissed for a period of sixty (60) days.

(b)           Remedies.

(i)            Landlord’s Remedies. Landlord shall give Tenants notice of each and every event of default as it or they occur and Tenants shall have ten (10) days in the event of a monetary default, and thirty (30) days in the event of a non-monetary default, after its receipt of written notice of such event of default from Landlord, within which to commence a cure of that default. Failure of Tenants to commence or to effect a cure within such ten (10) or thirty (30) day period, as applicable, shall be an event of default under this Lease, and Landlord may, at its option and without further written notice to Tenants, in addition to all other remedies given hereunder or by law or equity, do any one or more of the following:

(1)           Terminate this Lease, in which event Tenants shall immediately surrender possession of the Premises to Landlord;

(2)           Enter upon and take possession of the Premises and expel or remove Tenants and any other occupant therefrom, including any property of such person, with or without force;

(3)           With or without having terminated this Lease, accelerate the whole Rent for the balance of the Term (or any Renewal Term in effect at the time of a default). Landlord may immediately proceed to collect or bring an action for the whole Rent, or such part thereof as aforesaid, as Rent being in arrears, or may file a proof of claim in any bankruptcy or insolvency proceeding for such Rent, or may institute any other proceedings to enforce payment thereof; and

(4)           With or without terminating this Lease and with or without reentering and obtaining possession of the Premises, Landlord may lease the Premises to any other person upon such terms as Landlord may deem reasonable, and for a term within or beyond the Term of this Lease. Tenants shall be liable for any loss in Rent for the balance of the Term, together with all reasonable expenses or costs incurred by Landlord in reentering the Premises, such as payment of commission, the making of alterations, or otherwise, and Landlord may recover such expenses or costs at any time, or from time to time, after any of the foregoing events, whether prior to the end of the Term or otherwise.

No such termination of this Lease, nor taking, nor recovering possession of the Premises, with or without termination of this Lease, shall deprive Landlord of any remedies or actions against Tenants for Rent or for actual damages due or to become due for the breach of any covenant or condition herein contained, nor shall the bringing of any such action for Rent, or breach of any covenant or condition, nor the resort to any other remedy herein or otherwise provided for the recovery of Rent or damage for such breach, be construed as a waiver of the right to obtain possession in the manner herein provided.

(ii)           Tenants’ Remedies. In the event that Landlord shall fail to perform any of its duties or obligations hereunder, Landlord shall have a period of ten (10) days in the event of a monetary default, and thirty (30) days in the event of a non-monetary default, after its receipt of written notice of such event of default from Tenants, within which to commence a cure of that failure. Failure of Landlord to commence or to effect a cure within such ten (10) or thirty (30) day period, as applicable, shall be an event of default under this Lease, and Tenants may, at its option, elect to:

(1)           Terminate this Lease;

(2)           Provide Landlord with an additional period of time within which to effect the cure (but not in prejudice of its right to terminate this Lease at a later date); or

(3)           Commence such cure itself. In this event, Tenants may offset any expenses it incurs in effecting such cure against the Rent and other charges due and payable by Tenants hereunder, or require Landlord immediately to reimburse Tenants for such expenses.

In the event that Landlord receives notice that it is in default under any mortgage covering the Premises, Landlord shall promptly provide a copy of such notice to Tenants and shall immediately commence to cure such default. If Landlord fails to cure the default within a period of thirty (30) days, Tenants may, at its option, elect to proceed in accordance with options (1), (2), and (3) as set forth in this Subsection 16(b)(ii).

(c)           Additional Costs. In case of an event of default, the defaulting party shall also pay to the non-defaulting party all reasonable expenses incurred by the non-defaulting party in enforcing its remedies, including reasonable attorneys’ fees and court costs.

(d)           Right of Landlord and Tenants to Perform. If either Landlord or Tenants fails to make any payment, perform any obligation, or cure any default hereunder, Landlord or Tenants, as the case may be, without obligation to do so and without thereby waiving such failure or default, may, after fifteen (15) days’ notice to the non-performing party (should no prior notice have been given) make such payment, perform such obligation, and/or remedy such default for the account of the non-performing party, and the non-performing party shall pay upon demand all reasonable costs, expenses, and disbursements (including reasonable attorneys’ fees) incurred by the other party in taking such remedial action. In addition to and not in limitation thereof, in the event that Landlord or Tenants, as the case may be, shall make any payment under this Subsection 16(d), such party shall receive interest from the non-performing party at the rate of prime plus three (3%) percent per annum from the date of such payment until the date of repayment.

17.           INDEMNIFICATION.

(a)           Indemnification of Landlord. Tenants hereby agree to indemnify, hold harmless and defend Landlord (and its successors and assigns) from and against any claim, action, loss, liability, damage or cost and expense, including without limitation, reasonable attorneys’ fees (hereinafter collectively referred to as “Claims”), resulting from or arising out of:

(1)           Any breach or inaccuracy of any representation or warranty, non-performance of any agreement, covenant, promise, or obligation on the part of Tenants contained in this Lease;

(2)           Any and all liability, claims, damages, penalties, or judgments;

(3)           Injury to person or property sustained in and about the Premises in the custody and control of the Tenants; and

(4)           All actions, judgments, awards, claims, demands, causes of action, losses, damages, liabilities, cost and expenses (including reasonable attorneys’ fees and expenses) incident to any of the foregoing.

(b)           Indemnification of Tenants. Landlord hereby agrees to indemnify, hold harmless and defend Tenants (and its successors and assigns) from and against any Claims resulting from or arising out of:

(1)           Any breach or inaccuracy of any representation or warranty, non-performance of any agreement, covenant, promise or obligation on the part of Landlord contained in this Agreement; and

(2)           All actions, judgments, awards, claims, demands, causes of action, losses, damages, liabilities, cost and expenses (including reasonable attorneys’ fees and expenses) incident to any of the foregoing.

18.           RIGHT OF FIRST REFUSAL. During the Term of this Lease, and if Tenants are not then in default of this Lease, Tenants shall have a right of first refusal (the “First Refusal”) to purchase the Premises from Landlord, its successors and assigns. At such time as Landlord receives a bona fide offer from an unrelated third party to purchase the Premises that Landlord desires to accept (the “Offer”), Landlord shall first deliver a copy of such offer to Tenants, whereupon Tenants may, within thirty (30) days following receipt of the offer, either exercise or decline to exercise its First Refusal. Failure on the part of Tenants to act shall be deemed a rejection of the offer to exercise its First Refusal. Should Tenants exercise its First Refusal, Tenants and Landlord shall execute a sales agreement in the form of the Offer and shall thereafter close in accordance therewith.

19.           MISCELLANEOUS.

(a)           Holdover Tenancy. Any holding over by Tenants with or without the consent of Landlord after the expiration of the Term of this Lease shall be construed to be a tenancy from month-to-month and shall be at one hundred and fifty (150%) percent of the Basic Rent payable immediately prior to the expiration of the Term of this Lease and in accordance with all of the other terms, provisions, covenants, and conditions contained in this Lease.

(b)           Quiet Enjoyment. Provided that Tenants are not at such time in default hereunder, Tenants shall have peaceable and quiet enjoyment and possession of the Premises during the Term of this Lease without any hindrance from Landlord, its agents or employees.

(c)           Estoppel Certificates. Each party to this Lease agrees that, within ten (10) days after request by the other party, they will deliver an estoppel certificate to any proposed mortgagee or purchaser, or to the requesting party, certifying (if such be the case) that this Lease has not been modified, that this Lease is in full force and effect, that there are no defenses or offsets thereof (or stating any claims for such by the other party), and any other matter reasonably requested.

(d)           Inspection. Landlord or Landlord’s agents or employees shall have the right to enter the Premises at reasonable times to examine the same, to show the Premises to prospective mortgagees, purchasers, or lessees of the Premises, and to make such repairs as Landlord may deem necessary or desirable (without, however, any obligation so to do); provided that such repairs shall not unreasonably interfere with Tenants’ occupancy of the Premises or the conduct of its business therefrom.

(e)            Broker’s Fees. Tenants and Landlord represent and warrant that they have dealt with no real estate agent or broker who would be entitled to a commission as a result of the execution and delivery of this Lease or upon Tenants’ exercise of the First Refusal.

(f)            Recording. This Lease shall not be recorded but a memorandum of this Lease may be recorded by either party at its option and at its cost and the other party agrees to execute any such memorandum upon such request.

(g)           Successors and Assigns. Subject to the provisions of Section 15 of this Lease, this Lease and all of the terms, provisions, covenants, and conditions contained herein shall inure to the benefit of, and be binding upon, Landlord and Tenants and their respective heirs, personal representatives, successors and assigns.

(h)           No Partnership. Nothing contained in this Lease shall be deemed or constructed by the parties hereto or by any third person as creating the relationship of principal and agent or a partnership or joint venture between the parties hereto, it being expressly understood and agreed that no provision contained herein nor any act of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

(i)            No Waiver. No waiver of any condition, legal right, or remedy shall be implied by the failure of either party to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant shall be valid unless it is contained in a writing signed by both parties, nor shall the waiver of a breach of any condition be claimed or pleaded to excuse the future breach of the same condition or covenant. This Lease cannot be amended, modified, or terminated except by an instrument in writing signed by all of the parties.

(j)            Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(k)           Jurisdiction for Disputes. The parties agree that any dispute arising under this Agreement shall be filed in the Court of Common Pleas of Lancaster County, Pennsylvania. The parties hereby consent to the jurisdiction of the Court of Common Pleas of Lancaster County, Pennsylvania, and hereby waive any objection thereto. Should any party hereto be required to take legal action to enforce its rights hereunder and prevail in that legal action, then that party shall be entitled to the recovery of all costs incurred, including, but not limited to, filing fees and reasonable attorneys’ fees. Each Party hereby agrees to waive its right to jury trial.

(1)           Entire Agreement. This Lease contains the entire agreement between Landlord and Tenants relative to the Premises and supersedes all prior and contemporaneous negotiations, understandings, and agreements, written or oral, between the parties.

(m)           Severability. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(n)           Time of Essence. Time is of the essence with respect to all of Tenants’ and Landlord’s obligations under this Lease.

(o)           Notices. All notices, requests, demands, directions, and other communications (collectively “Notices”) under the provisions of this Lease shall be in writing and shall be sent (i) by first-class express mail, certified with return receipt requested, or (ii) by fax with confirmation in writing mailed first-class, or (iii) by guaranteed overnight delivery service with receipt therefore, or (iv) by hand, in all cases with charges prepaid, and any such properly given Notice shall be effective when received or when such delivery is refused. All Notices shall be sent:

If to Landlord:
JPF Venture Fund 1, LP
800 South Queen Street
Lancaster, PA 17603

If to Tenants:
OCEES International, Inc.
800 South Queen Street
Lancaster, PA 17603

Ocean Thermal Energy Corporation
800 South Queen Street
Lancaster, PA 17603

Or in accordance with the last unrevoked written direction from such party to the other parties hereto.

IN WITNESS WHEREOF, the parties have executed this Lease or have caused this Lease to be signed in their respective corporate names by authorized officers, as of the date first set forth above.

LANDLORD:

WITNESS:	JPF VENTURE FUND 1, LP
General Partner
/s/ Kim A. Shaub	By: /s/ James Greenberg 10-25-10
Member

TENANTS:

WITNESS:	OCEES INTERNATIONAL, INC.

/s/ Steve Oney	By: /s/ Harry Jackson 3 Nov 10

WITNESS:	OCEAN THERMAL ENERGY CORPORATION

/s/ Kim A. Shaub	By: /s/ Jeremy P. Feakins 10-25-10